Exhibit 8.1
Ctrip.com International, Ltd.
List of Consolidated Entities
C-Travel International Limited, a Cayman Islands company
Ctrip.com (Hong Kong) Limited, a Hong Kong company
Starway Hotels (Hong Kong) Limited, a Hong Kong company
Ctrip Computer Technology (Shanghai) Co., Ltd., a PRC company
Ctrip Travel Information Technology (Shanghai) Co., Ltd., a PRC company
Ctrip Travel Network Technology (Shanghai) Co., Ltd., a PRC company
Ctrip Information Technology (Nantong) Co., Ltd., a PRC company
China Software Hotel Information System Co., Ltd., a PRC company
Starway Hotels (Shanghai) Co., Ltd., a PRC company
ezTravel Co., Ltd., a Taiwan company
HKWOT (BVI) Limited, a BVI company
Beijing Ctrip International Travel Agency Co., Ltd., a PRC company
Shanghai Ctrip Commerce Co., Ltd., a PRC company
Guangzhou Ctrip Travel Agency Co., Ltd., a PRC company
Shanghai Huacheng Southwest Travel Agency Co., Ltd., a PRC company
Shanghai Ctrip International Travel Agency Co., Ltd. (formerly Shanghai Ctrip Charming International Travel Agency Co., Ltd.), a PRC company
Shenzhen Ctrip Travel Agency Co., Ltd., a PRC company
Nantong Tongcheng Information Technology Co., Ltd., a PRC company
* Other consolidated entities of Ctrip.com International, Ltd. have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.